Exhibit 107

Calculation of Filing Fee Tables

F-1
(Form Type)

TNL Mediagene
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security type	Security class title	Fee calculation rule	Amount to be registered(1)		Proposed maximum offering price per unit		Maximum aggregate offering price		Fee rate	Amount of registration fee
Fees previously paid	—	—	—	—		—		—		—	—
Fees to be paid	Equity	TNL Mediagene Ordinary Shares	457(c)	10,002,222	(2)	$3.58	(3)	$35,807,954.76		0.00015310	$5,482.20
	Equity	TNL Mediagene Ordinary Shares	457(c) and 457(f)(1)	1,830,055	(4)	$3.58	(5)	$6,551,596.90		0.00015310	$1,003.05
	Equity	TNL Mediagene Warrants	457(g)	2,908,047	(6)	—	(7)	—	(7)	—	—
	Equity	TNL Mediagene Ordinary Shares underlying TNL Mediagene Warrants(8)	457(g)	2,908,047	(9)	$11.50	(10)	$33,442,540.50		0.00015310	$5,120.05
	Total Fee Due										$11,605.30	(11)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	Represents (i) up to 2,002,222 TNL Mediagene Ordinary Shares issuable to 3i, LP under the Initial Note (as such term is defined in the Registration Statement) issued on December 13, 2024 and (ii) up to 8,000,000 TNL Mediagene Ordinary Shares issuable to Tumim Stone Capital LLC under the Tumim ELOC SPA (as such term is defined in the Registration Statement), in each case at the option of TNL Mediagene.

(3)	Based on the average of the high ($3.75) and low ($3.41) prices of TNL Mediagene Ordinary Shares on the Nasdaq Capital Market on January 16, 2025 (within five business days prior to the date of the Registration Statement).

(4)	Represents TNL Mediagene Ordinary Shares issued upon completion of the Merger (as such term is defined in the Registration Statement) and the other transactions contemplated by the Merger Agreement (as such term is defined in the Registration Statement) on December 5, 2024. This number includes (i) 317,601 TNL Mediagene Ordinary Shares issued to the Existing PIPE Convertible Note Investors (as such term is defined in the Registration Statement); (ii) 57,849 TNL Mediagene Ordinary Shares issued to the DaEX Conversion Right Holders (as such term is defined in the Registration Statement); and (iii) 1,454,605 TNL Mediagene Ordinary Shares issued to the November PIPE Convertible Note Investors (as such term is defined in the Registration Statement).

(5)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high ($3.75) and low ($3.41) prices of TNL Mediagene Ordinary Shares on the Nasdaq Capital Market on January 16, 2025 (within five business days prior to the date of the Registration Statement). This calculation is in accordance with Rule 457(f)(1) under the Securities Act.

(6)	Represents TNL Mediagene Warrants issued upon completion of the Merger and the other transactions contemplated by the Merger Agreement on December 5, 2024. This number includes (i) 708,047 TNL Mediagene Warrants, consisting of the PIPE Warrants (as such term is defined in the Registration Statement) held by the Existing PIPE Convertible Note Investors and the November PIPE Convertible Note Investors; and (ii) 2,200,000 TNL Mediagene Warrants held by Mediagene Inc., our subsidiary.

(7)	No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.

(8)	Each TNL Mediagene Warrant will entitle the holder thereof to purchase one TNL Mediagene Ordinary Share at a price of $11.50 per share (subject to adjustment).

(9)	This number includes (i) up to 708,047 TNL Mediagene Ordinary Shares issuable on exercise of the PIPE Warrants held by the Existing PIPE Convertible Note Investors and the November PIPE Convertible Note Investors; and (ii) up to 2,200,000 TNL Mediagene Ordinary Shares issuable on exercise of the TNL Mediagene Warrants held by Mediagene Inc., our subsidiary.

(10)	Based on the exercise price of TNL Mediagene Warrants ($11.50).

(11)	Paid herewith.